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                                                                   Exhibit 11.1

                      SERVICE CORPORATION INTERNATIONAL
                      COMPUTATION OF EARNINGS PER SHARE
                    (Thousands, except per share amounts)

                                                           NINE MONTHS ENDED                   THREE MONTHS ENDED
                                                             SEPTEMBER 30,                        SEPTEMBER 30,
                                                          1994           1993                   1994          1993
- --------------------------------------------------------------------------------------------------------------------
PRIMARY:
Income before cumulative effect of
         change in accounting principles  . . . .      $   96,243      $  73,388           $   28,603     $   19,807
Cumulative effect of change in
         accounting principles (net of tax) . . .          -              (2,031)              -             -
                                                       ----------      ---------           ----------     ----------
                                                       $   96,243      $  71,357           $   28,603     $   19,807
Average number of common shares
         outstanding  . . . . . . . . . . . . . .          85,797         82,376               86,126         84,229
Common stock equivalents applicable to options
         outstanding resulting from application
         of the "treasury stock method" using
         average stock price  . . . . . . . . . .             418            357                  452            426
                                                       ----------      ---------           ----------     ----------
Average common and common equivalent shares
         used in earnings per share . . . . . . .          86,215         82,733               86,578         84,655
                                                       ==========      =========           ==========     ==========
Primary Earnings Per Common Share:
Income before cumulative effect of change in
         accounting principles  . . . . . . . . .      $     1.12      $     .89           $      .33     $      .23
Cumulative effect of change in accounting
         principles (net of tax)  . . . . . . . .         -                 (.03)             -               -
                                                       ----------      ---------           ----------     ----------
Net income  . . . . . . . . . . . . . . . . . . .      $     1.12      $     .86           $      .33     $      .23
                                                       ==========      =========           ==========     ==========

FULLY DILUTED:
Income before cumulative effect of change in
         accounting principles  . . . . . . . . .      $   96,243      $  73,388           $   28,603     $   19,807
Add after tax interest expense applicable to
         convertible debentures . . . . . . . . .           6,112          6,437                2,076          1,897
                                                       ----------      ---------           ----------     ----------
Income as adjusted  . . . . . . . . . . . . . . .         102,355         79,825               30,679         21,704
Cumulative effect of change in accounting
         principles (net of tax)  . . . . . . . .          -              (2,031)              -              -
                                                       ----------      ---------           ----------     ----------
                                                       $  102,355      $  77,794           $   30,679     $   21,704
                                                       ==========      =========           ==========     ==========

Average number of common shares
         outstanding  . . . . . . . . . . . . . .          85,797         82,376               86,126         84,229
Common stock equivalents applicable to options
         outstanding resulting from application
         of the "treasury stock method" using
         end of period stock price (if
         greater than average stock price
         for period)  . . . . . . . . . . . . . .             426            383                  452            450
Assuming conversion of convertible debentures . .          10,163         10,764               10,249          9,619
                                                       ----------      ---------           ----------     ----------
Average shares used in fully diluted earnings
         per share  . . . . . . . . . . . . . . .          96,386         93,523               96,827         94,298
                                                       ==========      =========           ==========     ==========

FULLY DILUTED EARNINGS PER COMMON SHARE:
Income before cumulative effect of change in
         accounting principles  . . . . . . . . .      $     1.06      $     .85           $      .32     $      .23
Cumulative effect of change in accounting
         principles (net of tax)  . . . . . . . .          -                (.02)              -             -
                                                       ----------      ---------           ----------     ----------
Net income  . . . . . . . . . . . . . . . . . . .      $     1.06      $     .83           $      .32     $      .23
                                                       ==========      =========           ==========     ==========
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